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                                                                     Exhibit 5.5

                      [LETTERHEAD OF SKADDEN, ARPS, SLATE,
                           MEAGHER & FLOM (ILLINOIS)]


                                  July 17, 2001


MacDermid, Incorporated
245 Freight Street
Waterbury, CT 06702

                  Re: MACDERMID, INCORPORATED $301,500,000 PRINCIPAL AMOUNT OF 9-1/8% SENIOR SUBORDINATED NOTES DUE 2011
                           -----------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special Illinois counsel to Dynacircuits, LLC, an Illinois limited liability company (the "Company") and a subsidiary of MacDermid, Incorporated, a Connecticut corporation ("MacDermid"), in connection with the offer by MacDermid to exchange (the "Exchange Offer") up to $301,500,000 aggregate principal amount of MacDermid's 9-1/8% Senior Subordinated Notes due 2011 (the "Exchange Notes"). The Exchange Notes are to be issued under an Indenture, dated as of June 20, 2001 (the "Indenture"), among MacDermid, MacDermid's subsidiaries listed on Schedule I thereto and the Bank of New York, as trustee, in exchange for a like principal amount of MacDermid's 9-1/8% Senior Subordinated Notes due 2011.

                  In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

                  (a) the Indenture, including the form of guarantee (the "Guarantee") to be endorsed on the Exchange Notes;

                  (b) the Articles of Organization of the Company as in effect on the date hereof;
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MacDermid, Incorporated
July 17, 2001
Page 2


                  (c) the Amended and Restated Operating Agreement of the Company, dated as of June 1, 2001, as in effect on the date hereof;

                  (d) a certified copy of certain resolutions of the members of the Company adopted on June 1, 2001; and

                  (e) such other documents as we have deemed necessary or appropri ate as a basis for the opinions set forth below.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois which are normally applicable to transactions of the type contemplated by the Exchange Offer.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. The execution and delivery of the Indenture have been duly authorized by all requisite limited liability company action on the part of the Company under the laws of the State of Illinois. The Indenture has been duly executed and delivered by the Company under the laws of the State of Illinois.

                  2. The execution and delivery of the Guarantee have been duly authorized by all requisite limited liability company action on the part of the Company under the laws of the State of Illinois.

                  In rendering the foregoing opinions, we have assumed, with your consent, that:

                  (a) the execution, delivery and performance of any of the Company's obligations under each of the Indenture and the Guarantee does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, inden ture, instrument or other agreement to which the Company or its property is subject, (ii) any rule, law or regulation to which the Company is subject, other than the Limited Liability Company Act of the State of Illinois or (iii) any judicial or adminis trative order or decree of any governmental authority; and

                  (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize, or is required in connection with, the execution, delivery or performance by the Com pany of either the Indenture or the Guarantee or the transactions contemplated thereby, other than pursuant to the Limited Liability Company Act of the State of Illinois.
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MacDermid, Incorporated
July 17, 2001
Page 3


                  This opinion is being furnished only to you in connection with the Exchange Offer and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to the Exchange Offer. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/ SKADDEN, ARPS, SLATE,
                                                     MEAGHER & FLOM (ILLINOIS)